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                                                                    EXHIBIT 99.1

                          INSITUFORM TECHNOLOGIES, INC.

                       2001 EMPLOYEE EQUITY INCENTIVE PLAN


         1. PURPOSE AND NATURE OF PLAN. The purpose of this 2001 Employee Equity Incentive Plan (the "PLAN") of Insituform Technologies, Inc. (the "COMPANY") is to encourage key employees of the Company (together with such subsidiaries of the Company as the Administrator may designate) to acquire shares of the Company's Class A common shares, $0.01 par value (the "COMMON STOCK"), or to receive monetary payments based on the value of Common Stock or based upon achieving certain goals on a basis mutually advantageous to such key employees and the Company and, thus, provide an incentive for key employees to contribute to the success of the Company and align the interests of key employees with the interests of the stockholders of the Company.

         2. ADMINISTRATION; INTERPRETATION. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "ADMINISTRATOR"), unless otherwise specified by the Board of Directors. The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself. Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

         Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to delegate some or all of its authority under the Plan and to take all steps and make all determinations necessary or advisable in connection with the Plan and the benefits granted pursuant to the Plan. The determination of the Administrator in the administration of the Plan shall be conclusive and binding upon all persons, including without limitation the Company, its stockholders and persons granted benefits under the Plan.

         To the extent that any benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a participant, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant benefits that so qualify (including the authority to grant, simultaneously or otherwise, benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among participants) in respect to the grant or exercise of any benefits under the Plan.

         The Administrator may, in its sole discretion, select persons eligible to participate in the Plan, grant benefits in accordance with the Plan, and establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant); provided, notwithstanding anything contained herein to the contrary, the maximum number of shares subject to stock

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options that may be awarded in any calendar year to any individual shall not exceed 250,000 shares (as adjusted in accordance with Section 6).

         3. PARTICIPANTS. Participants will consist of such officers and key employees of the Company (or any designated subsidiary of the Company) as the Administrator in its sole discretion shall determine. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

         4. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 6 (relating to adjustment for changes in capital stock) an aggregate of one million (1,000,000) shares of Common Stock shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or shares re-acquired by the Company, including shares purchased in the open market or in private transactions.

         The term "PLAN MAXIMUM" shall refer to the number of shares of Common Stock that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, SARs (as defined below) or Performance Awards (as defined below) will reduce the Plan Maximum while such options, SARs or Performance Awards are outstanding. Shares underlying expired, canceled or forfeited options, SARs or Performance Awards shall be added back to the Plan Maximum. If the exercise price of stock options is paid by delivery of shares of Mature Stock (as hereinafter defined), the Plan Maximum shall be reduced by the net (rather than the gross) number of shares of Common Stock issued pursuant to such exercise, regardless of the number of shares of Common Stock surrendered or withheld in payment. If a SAR is exercised for cash or a Performance Award is paid in cash, the Plan Maximum shall be increased by the number of shares of Common Stock with respect to which such payment is applicable. Restricted Stock (as defined below) issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of Restricted Stock shall be added back to the Plan Maximum if such Restricted Stock is forfeited or is returned to the Company as part of a restructuring of benefits granted pursuant to the Plan.

         5. TYPES OF BENEFITS. The following benefits may be granted under the
Plan: (i) stock appreciation rights ("SARS"); (ii) restricted stock ("RESTRICTED STOCK"); (iii) performance awards ("PERFORMANCE AWARDS"); (iv) incentive stock options ("ISOS"); (v) nonqualified stock options ("NQSOS"); and (vi) Stock Units, all as described below.

                  (a) STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (i) in conjunction with the exercise of an option, (ii) upon lapse of an option, (iii) independent of an option or (iv) each of the above in connection with a


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         previously awarded option under the Plan. If the option referred to in
         (i) or (ii) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof. SARs will be exercisable not later than ten
         (10) years after the date they are granted and will expire in accordance with the terms established by the Administrator.

                  (b) RESTRICTED STOCK. Restricted Stock is Common Stock of the Company issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

                           (i) The purchase price, if any, will be determined by
                  the Administrator.

                           (ii) The period of restriction shall be established
                  by the Administrator for any grants of Restricted Stock.

                           (iii) Restricted Stock may be subject to (A)
                  restrictions on the sale or other disposition thereof; (B) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (C) representation by the employee that such employee intends to acquire Restricted Stock for investment and not for resale; and (D) such other restrictions, conditions and terms as the Administrator deems appropriate.

                           (iv) The participant shall be entitled to all
                  dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

                           (v) The participant shall be entitled to vote the
                  Restricted Stock during the period of restriction.

                           (vi) The Administrator shall determine whether
                  Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.


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                  (c) PERFORMANCE AWARDS. Performance Awards are Common Stock of
         the Company, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five (5) years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Company or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Company is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

                  (d) INCENTIVE STOCK OPTIONS. ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares of Common Stock on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Such purchase price may be paid (i) by check, (ii) in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company owned by the participant for at least six (6) months or (iii) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.

                  (e) NONQUALIFIED STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (i) by check, (ii) in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company owned by the participant for at least six (6) months ("MATURE STOCK") or (iii) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement.

                  (f) STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The participant generally does not have the rights of a stockholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

         6.       ADJUSTMENT PROVISIONS.

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                  (a) If the Company shall at any time change the number of
         issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted, and the number of shares of Common Stock covered by each outstanding benefit shall be appropriately adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

                  (b) Notwithstanding any other provision of the Plan, and without affecting the number of shares of Common Stock reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

         7. NO RIGHT TO CONTINUE AS AN OFFICER OR EMPLOYEE; NO STOCKHOLDER RIGHTS. Neither the Plan, nor the granting of any benefit nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a participant has a right to continue as a participant or as an officer or employee of the Company for any period of time. No participant shall have rights as a stockholder under the Plan, but may have such rights only if the particular benefit granted under the Plan independently contains such rights as a matter of law.

         8. AMENDMENT; GOVERNING LAW. The Board of Directors may revise or amend the Plan in any respect whatsoever; provided, that, without approval of the stockholders of the Company, no revision or amendment shall (i) change the selection or eligibility requirements under the Plan, (ii) increase the number of shares of Common Stock that may be issued under the Plan or (iii) increase the amount or type of benefits that may be granted under the Plan. By mutual agreement between the Company and a participant hereunder, benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under the Plan. No action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

         9. EFFECTIVE DATE, DURATION, SUSPENSION AND TERMINATION OF THE PLAN. The Plan shall become effective immediately following approval by the stockholders of the Company at the 2001 Annual Meeting of Stockholders. The period during which benefits may be granted under the Plan shall terminate on the day following the tenth anniversary of the 2001 Annual Meeting of Stockholders (unless the Plan is extended or terminated at an earlier date by stockholders); provided, (i) such termination shall not affect the terms of any then outstanding benefit and (ii) the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the


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participant or such other person as may then have an interest therein. The Board may suspend or terminate the Plan at any time and for any reason.


                                 [CERTIFICATION]


         IN WITNESS WHEREOF, the undersigned hereby certifies that this Insituform Technologies, Inc. 2001 Employee Equity Incentive Plan was adopted by the Board of Directors of the Company on February 21 and March 19, 2001, and by the stockholders of the Company at the Annual Meeting on May 10, 2001.


                                   INSITUFORM TECHNOLOGIES, INC., a
                                   Delaware corporation


                                   By:      /s/ Thomas A. A. Cook
                                            --------------------------------
                                   Name:    Thomas A. A. Cook
                                   Title:   Vice President and General Counsel

                                   Date:    July 16, 2001





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